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                                                                    Exhibit P(1)



                                 Code of Ethics
                           Capital Appreciation Fund



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                                 CODE OF ETHICS

                 The Travelers Growth and Income Stock Account
                       The Travelers Quality Bond Account
                       The Travelers Money Market Account
              The Travelers Timed Growth and Income Stock Account
                  The Travelers Timed Short-Term Bond Account
                  The Travelers Timed Aggressive Stock Account
                        The Travelers Timed Bond Account
                           Capital Appreciation Fund
                             High Yield Bond Trust
                              Managed Assets Trust
                             Money Market Portfolio
                           The Travelers Series Trust


STATEMENT OF PRINCIPLES

The following principles are intended to guide in the applicability of this Code of Ethics (the "Code"):

        1. In matters relating to an investment company, persons covered by this Code shall at all times place the interests of the contractholder first;

        2. All securities transactions effected for the benefit of a person covered by this Code and shall be conducted in such a manner as to avoid any actual or potential conflict of interest or abuse of an individual's position of trust and responsibility and;

        3. Any person associated with an investment company shall not take inappropriate advantage of their position with respect to such investment company.

I.      Applicability

        This Code of Ethics establishes rules of conduct for "Covered Persons" (as defined herein) of the above-named registered investment companies (either an open-end mutual fund or a managed separate account, in each case referred to as the "Fund") and each investment portfolio, if any, comprising such investment company (each, a "Portfolio"), any investment adviser (including any subadvisers) and any principal underwriter (as those terms are defined by the Investment Company Act of 1940 (the "1940 Act")), collectively referred to as "Covered Companies". For purposes of the Code, "Covered Person" shall mean:

        (A) Any director(1), officer, general partner or Advisory Person of a Fund or of a Fund's investment adviser (including any subadviser), and any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or


------------------------
(1) Under the 1940 Act, the term "director" includes a trustee of a business trust and a manager of a managed separate account.


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        obtains information regarding, the purchase or sale of Covered
        Securities by the Fund (or a Portfolio) for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund (or any Portfolio) regarding the purchase or sale of Covered Securities (an "Access Person"); and

        (B) Any employee of the Fund or investment adviser (or of any company in a control relationship to a Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund (or any Portfolio), or whose functions relate to the making of any recommendations with respect to the purchases or sales, and any natural person in a control relationship to the Fund (or any Portfolio) or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund (an "Advisory Person").

        For purposes of this Article I, a person shall not be deemed to be a Covered Person simply by virtue of: (1) normally assisting in the preparation of public reports, but not receiving information about current recommendations or trading; or (2) a single instance of obtaining knowledge of current recommendations or trading activity, or infrequently and inadvertently obtaining such knowledge.

II.     Prohibitions

        The term "Covered Security" shall include all instruments in which a Fund (or a Portfolio) ordinarily invests except direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements, and shares of open-end U.S.-registered investment companies. A Covered Security also includes writing any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.

        (A) No Covered Person shall purchase or sell, directly or indirectly, any Covered Security without first obtaining approval for such purchase or sale from a supervisory person designated by the Sponsor or the Fund, whichever is more appropriate under the circumstances (the "Designated Supervisory Person"). In order to evidence this pre-approval, the Covered Person must complete a form (a copy of which is attached hereto) describing the transaction and submit the form to the Designated Supervisory Person for approval. Included on such form shall be a description of all factors relevant to a conflict of interest analysis and a rationale for approval of the purchase or sale. When approved, a copy of the form will be maintained by the Designated Supervisory Person.

        (B) An Access Person may not effect transaction involving securities in which the Fund is effecting transactions, for a period of one business day before or after the Fund's transaction.

        (C) An Advisory Person may not effect transactions involving a Covered Security or a related security in which the Fund or Portfolio he or she manages is effecting transactions for a period of seven calendar days before and after the date of the Fund's or Portfolio's


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        transaction. In the event such a transaction occurs, to the extent any profits are realized, those profits must be disgorged.

        (D) Securities purchased by Covered Persons must be for investment purposes rather than for the generation of short-term profits. Consequently, securities purchased must generally be held for at least 60 days. Covered Persons must obtain prior approval from the Designated Supervisory Person for the sale of a security before the required 60-day holding period and, to the extent that any pre-approved sale results in profits, those profits must be disgorged.

        (E) The purchase or sale of futures, or naked options, or engaging in day trading by Covered Persons is prohibited. The use of options to hedge investments is permitted (other than writing an option to purchase or sell a Covered Security) as follows:

                (1) the sale of calls, or purchase of puts, to hedge a long securities position;

                (2) the purchase of call to hedge a short securities position; and

                (3) the purchase of index puts, subject to the two-month holding period described above, to hedge portfolios.

        (F) Short sales by Covered Person, other than "against the box", is prohibited.

        (G) No Advisory Person shall invest in an initial public offering ("IPO") or a limited offering (as defined in Section (a)(8) of Rule 17j-1 (the "Rule")) without first obtaining approval from the Designated Supervisory Person. In order to evidence this pre-approval, the Covered Person must complete a form (a copy of which is attached hereto) describing the transaction and submit the form to the Designated Supervisory Person for approval. Included on such for shall be a description of all factors relevant to a conflict of interest analysis, including a proposed rationale for the pre-approval. An approved copy of the form will be maintained by the Designated Supervisory Person.

        (H) Advisory Persons who have been pre-approved to acquire securities in an IPO or a limited offering must disclose that investment when they play a part in any Covered Company's subsequent consideration of an investment in the issuer. In such circumstances, the Covered Company's decision to purchase securities of the issuer shall be subject to an independent review by investment personnel with no personal interest in the issuer.

        (I) Directorships by Advisory Persons in any company other than a Covered Company (or companies related to civic or charitable activities) is prohibited unless first approved by the Designated Supervisory Person.

        (J) No Advisory Person shall recommend any securities transaction by the Fund without having disclosed his or her interest, if any, in such securities or the issuer thereof, including without limitation:


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                (1)     any direct or indirect beneficial ownership of any
        securities of such issuer;

                (2) any contemplated transaction by such person in such securities;

                (3)     any position with such issuer or its affiliates;

                (4) any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest; and

                (5) any factors about the transaction that are potentially relevant to a conflict of interest analysis.

        (K) No Advisory Person shall accept any gift of more than de minimis value from any person or entity that does business with or on behalf of the Fund (or any Portfolio).

III.    Exempt Transactions

        The prohibitions described in Article II shall not apply to:

        (A) Purchases or sales effected in any account over which the Covered person has no direct or indirect influence or control;

        (B) Purchases or sales that are non-volitional on the part of the Covered Person;

        (C) Purchases that are part of an automatic dividend reinvestment plan; and

        (D) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired.

IV.     Reporting

        (A)     Exceptions to Reporting:

                (1) The initial, annual and quarterly holding report requirements of Sections (d)(1)(i), (ii) and (iii) of the Rule described in this Article IV shall not apply to any person who is a Covered Person with respect to a Fund solely by reason of being a trustee or manager of a Fund, but who is not "interested" (within the meaning of section 2(a)(19) of the 1940
                Act) (a "non-interested" trustee or manager) provided that a non-interested trustee or manager shall make a quarterly transaction report if the trustee or manager knew or, in the ordinary course of fulfilling his or her official duties as a Fund trustee or manager, should have known that during the 15-day period immediately before or after the trustee's or manager's transaction in the Covered Security, a Fund (or a Portfolio) purchased or sold the Covered Security, or the Fund's investment adviser or subadviser considered purchasing or selling the Covered Security;


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                (2)     The initial, annual and quarterly holding report
                requirements of Sections (d)(1)(i), (ii) and (iii) of the Rule described in this Article IV shall not apply to an Access Person of a Fund's principal underwriter if (a) the principal underwriter is not an affiliated person of the Fund (unless the Fund is a unit investment trust) or of any investment adviser or subadviser, and (b) the principal underwriter has no officer, director or general partner who serves as an officer, director or general partner of the Fund or any investment adviser or subadviser of the Fund;

                (3) The quarterly holding report requirements of Section d(1)(ii) of the Rule described in this Article IV shall not apply to an Access Person to an investment adviser or subadviser if all the information in the report to the adviser or subadviser would duplicate information required to be recorded under Rule 204-2(a)(12) or Rule 204-2(a)(13) of the Investment Advisers Act of 1940;

                (4) The quarterly holding report requirements of section d(1)(ii) of rule 17j-described in this Article IV shall not apply to an Access Person if the report would duplicate information contained in broker trade confirmations or account statements received by the Fund, investment adviser (or subadviser), or principal underwriter with respect to the Access Person within 10 days after the end of a calendar quarter, or other period, pursuant to the requirements of section d(1)(ii) of rule 17j-1; and

                (5) A Covered Person shall not be required to make a report with respect to any transaction effected for any account over which such person does not have any direct or indirect influence or control.

        (B) In addition to the pre-approval forms required under Article II, except as excluded under Article IV(A) every Covered Person must report certain information about each transaction by which the Covered Person acquired any direct or indirect beneficial ownership of a security as defined above.

        (C) A Covered Person must submit the quarterly report pursuant to Section (d)(1)(ii) of the Rule required by Article IV(B) and (C) to the Designated Supervisory Person no later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. A quarterly report should contain the following information:

                (1) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Covered Security involved;

                (2) The nature of the transaction (i.e., purchase, sale or other type of acquisition or disposition);

                (3) The price of the Covered Security at which the transaction was effected;


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                (4)     The name of the broker, dealer, or bank with or through
        which the transaction was effected; and

                (5)     The date that the report is submitted by the Access
        Person.

        (D) All Access Persons of a Fund must disclose all personal securities holdings within 10 days of commencement of employment (or designation as a Access Person) and annually thereafter.

                (1) An initial holdings report should contain the following information:

                        (a) The title, number of shares, and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

                        (b) The name of any broker, dealer, or bank with which the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

                        (c) The date that the report is submitted by the Access Person.

                (2) An annual holdings report shall contain the following information, current as of a date no more than 30 days before the report is submitted:

                        (a) The title, number of shares, and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

                        (b) The name of any broker, dealer, or bank with which the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

                        (c) The date that the report is submitted by the Access Person.

        (E) Copies of all monthly (or quarterly, as the case may be) brokerage account statements, transaction confirmation statements and disclosure of personal holdings statements of Covered Persons, other than non-interested trustees or managers, must be sent to and retained by, the Designated Supervisory Person. Such statements and transaction confirmations will be reviewed by the Designated Supervisory Person to ensure all required pre-approvals were obtained and the accuracy of the information given in the monthly reports required by this Article IV.


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        (E)     All Covered Persons, upon becoming a Covered Person as defined in this Code, shall certify that they have:

                (1)     Received a copy of the Code;

                (2)     Read and understand the provisions of the Code; and

                (3) Agreed to serve the Fund (and any Portfolios) in accordance with the terms of the Code.

        (F) All Covered Persons are required to annually certify that they have:

                (1)     Read and understand this Code;

                (2)     Complied with the principles of the Code; and

                (3) Disclosed or reported all personal securities transaction which are required by the Code to be disclosed or reported.

        A non-interested trustee or manager of the Fund will be deemed to have complied with any requirements imposed by this Article IV by causing duplicate monthly brokerage statements on which all transactions required to be reported hereunder are described to be sent to the Designated Supervisory Person. Any report submitted to comply with the requirements of this Article IV may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

V.      Sanctions

        Upon discovering that a Covered Person has not complied with the requirements of this Code, the Board of Trustees or Managers or the investment adviser (or subadviser) or principal underwriter, whichever is more appropriate under the circumstances, may impose on that person whatever sanctions the Board deems appropriate, including, among other things, censure, suspension or termination of employment.

VI.     Recordkeeping

        At each Covered Company's principal place of business, the following records must be kept for 5 years after the end of the fiscal year in which the relevant document was created/submitted:

        (A) A copy of each code of ethics for the organization that is or, within the past five years, was in effect;

        (B) A record of any violations of the code of ethics, and of any action taken as a result of the violation;


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        (C)     A copy of each initial, quarterly and annual report made by
        Covered Persons and each annual or other report from management to the Board under the Rule and this code of ethics;

        (D) A record of all persons required currently or within the past five years to make reports and all names of Designated Supervisory Persons responsible for review of those records;

        (E) a record of each pre-approval for the purchase of any Covered Security and, with regard to any IPOs or limited offerings by Covered Persons, the rationale for the approval.

VII.    Confidentiality

        All information obtained from any Covered Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder will be made available to the Securities and Exchange Commission or any other regulatory or self-regulating organization to the extent required by law or regulation.

VIII.   Other Laws, Rules and Statements of Policy

        Nothing contained in this Code shall be interpreted as relieving any Covered Person from acting in accordance with the provision of any applicable law, rule or regulation or any other statement of policy or procedure governing the conduct of such person adopted by the Sponsor, its affiliates and subsidiaries.

VIII.   Further Information

        If any person has any questions with regard to the applicability of the provisions of this Code generally or with regard to any securities transaction or transaction he or she should consult the Designated Supervisory Person.






Approved by the Board of Managers/Trustees on April 19, 2000



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                                   Attachment

        For purposes of the attached Code of Ethics, "beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities that a Covered Person has or acquires. The term "beneficial ownership" of securities would include not only ownership of securities held by a Covered Person for his or her own benefit, whether in bearer form or registered in his or her name or otherwise, but also ownership of securities held for a customer's benefit by custodians, brokers, executors, administrators, or trustees (including trusts in which the customer has only a remainder interest), securities held for his or her account by pledges, securities owned by a partnership in which he or she is a member may exercise a controlling influence over the purchase; sale or voting of such securities, and securities owned by any corporation that he or she should regard as a personal holding corporation. Correspondingly, this term would exclude securities held by a Covered Person for the benefit of someone else.

        Ordinarily, this term would not include securities held by executors or administrators in estates in which a Covered Person is a legatee or beneficiary unless there is a specific legacy to such person of such securities or such person is the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such legacy, or the securities are held in the estate more than a year after the decedent's death.

        Securities held in the name of another should be considered as "beneficially" owned by a Covered Person where such person enjoys "benefits substantially equivalent to ownership." The Securities and Exchange Commission has said that although the final determination of beneficial ownership is a question to be determined in the light of the facts of the particular case, generally, a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children. Absent special circumstances, such relationship ordinarily results in a person obtaining benefits substantially equivalent to ownership, e.g., application of the income derived from such securities to maintain a common home, to meet expenses which the person otherwise would meet from other sources or the ability to exercise a controlling influence over the purchase, sale or voting of such securities.

        A Covered Person also may be regarded as the beneficial owner of securities held in the name of another person, if by reason of any contract, understanding, relationship, agreement, or other agreement, he or she obtains therefrom benefits substantially equivalent of those of ownership. Moreover, the fact that the holder is a relative or relative of a spouse and sharing the same home as a Covered Person may in itself indicate that the Covered person would obtain benefits substantially equivalent to those of ownership from securities held in the name of such relative. Thus, absent countervailing facts, it is expected that securities held by relatives who share the same home as a Covered Person will be treated as being beneficially owned by the Covered Person.

        A Covered Person also is regarded as the beneficial owner of securities held in the name of a spouse, minor children or other person, even though he or she does not obtain therefrom the aforementioned benefits of ownership, if he or she can vest or revest title in himself or herself at once or at some future time.


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                        COVERED PERSON TRADE PRE-APPROVAL


DATE:
                ---------------------------------------------------------

NAME:
                ---------------------------------------------------------

ACCOUNT NUMBER:
                                -----------------------------------------

TRADE:

        BUY:
                ----------      -----------------------------------------
                Shares          Security Description

        SELL:
                ----------      -----------------------------------------
                Shares          Security Description


AFFILIATION WITH COMPANY BEING TRANSACTED IN:
(check if applicable)

        Private placement investor
                                  ---------------------------------------

        Director
                                -----------------------------------------


I certify that I am not aware of any conflict of interest with any Covered Company that would exist as a result of the above trade because: ______________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
________________________________.


                                      ------------------------------------------
                                      Signature


APPROVED:                                             TIME:
          --------------------------------                 ---------------------
          Designated Supervisory Person




Approved by the Board of Managers/Trustees on April 19, 2000


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COVERED PERSON IPO/LIMITED OFFERING PRE-APPROVAL


DATE:
                ---------------------------------------------------------

NAME:
                ---------------------------------------------------------

ACCOUNT NUMBER:
                                -----------------------------------------

TRADE:

        BUY:
                ----------      -----------------------------------------
                Shares          Security Description


AFFILIATION WITH COMPANY BEING TRANSACTED IN:
(check if applicable)

        Private placement investor
                                  ---------------------------------------
        Director
                                -----------------------------------------
        Other
                                -----------------------------------------


I certify that I am not aware of any conflict of interest with any Covered Company that would exist as a result of the above trade. I also certify that I am aware of, and intend to comply with, my obligation to disclose this investment if at any time in the future I will play a part in any Covered Company's consideration of an investment in the issuer of this private placement.


                                      ------------------------------------------
                                      Signature

          ============================================================
TO BE ANSWERED BY DESIGNATED SUPERVISORY PERSON

Please state rationale for this approval:

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APPROVED:                                          TIME:
         -----------------------------------            ------------------------
         Designated Supervisory Person



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